UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):          February 17, 2004
                                                           -----------------

                           SECOND STAGE VENTURES, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                  000-32903                       98-0233859
------------------------  ------------------------  ------------------------------------
(State of incorporation)  (Commission file number)  (I.R.S. Employer Identification No.)
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                           92 Welk Lane, Winward Road
                     Providenciales, Turks & Caicos Islands
                               British West Indies
                    (Address of principal executive offices)
                    ----------------------------------------

       Registrant's telephone number, including area code:  (649) 231-2250

                                 Not Applicable
             (Former name or address, if changed since last report)
             ------------------------------------------------------


ITEM 5.  OTHER EVENTS

Second Stage Ventures, Inc. (the "Registrant") has agreed to further amend the letter of intent entered into between the Registrant and Nova Electric Systems
Inc. ("Nova") on January 5th, 2004 (the "Letter") as reported in a Current
Report on Form 8-K filed with the Securities and Exchange Commission on January
7th, 2004. The Letter was previously amended as reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30th, 2004
(the "First Amendment"). The Second Amendment to the Letter, dated February
16th, 2004, details three (3) amendments to the Letter, specifically:

     1. In the clause titled "CONSIDERATION", there is a material change as the Registrant has now agreed to issue fifteen million (15,000,000) common shares of its capital stock in consideration for acquisition of 100% of the issued and outstanding voting shares of Nova rather than ten million (10,000,000) common shares of the Registrant's capital stock as specified in the Letter.

     2. In the clause titled "ESCROW TERMS", there is a material change as the parties to the Letter have agreed to further extend the escrow period from 5:00 pm on February 16th, 2004 as noted in the First Amendment to 5:00 pm on March 17th, 2004, and


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     3.   In paragraph 3 of the clause titled "PURCHASER'S REPRESENTATIONS", there is a material change as the Registrant represents that, upon completion of the proposed share exchange with Nova, the issued capital of the Registrant will be twenty-seven million (27,000,000)
          common shares, $.01 par value, rather than the twenty-two million
          (22,000,000) common shares of issued capital indicated in the Letter.

          In all other respects the Letter shall remain as originally executed by the parties.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


Date     February 17, 2004               /s/ Zennie Morris
         -----------------               -----------------
                                         Zennie Morris, President & Director


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